Exhibit 4.1

CARLISLE COMPANIES INCORPORATED

and

U.S. BANK NATIONAL ASSOCIATION

as Original Trustee

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Series Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of November 20, 2012

THIRD SUPPLEMENTAL INDENTURE, dated as of November 20, 2012 (this “Instrument”), among CARLISLE COMPANIES INCORPORATED, a Delaware corporation (the “Company”), U.S. BANK NATIONAL ASSOCIATION (as successor to State Street Bank and Trust Company, as successor to Fleet National Bank), a national banking association in its capacity as existing trustee under the Indenture described below (the “Original Trustee”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (the “Series Trustee”).

RECITALS

WHEREAS, pursuant to the First Supplement Indenture, dated as of August 18, 2006, between the Company and the Series Trustee, the Company issued $150,000,000 in aggregate principal amount of its 6 1/8% Notes due 2016;

WHEREAS, pursuant to the Second Supplement Indenture, dated as of December 9, 2010, between the Company and the Series Trustee, the Company issued $250,000,000 in aggregate principal amount of its 5.125% Notes due 2020 (“2020 Series”);

WHEREAS, the Company desires to issue $350,000,000 aggregate principal amount of its 3.75% Notes due 2022 (the “New Notes”) under the Indenture;

WHEREAS, the Company desires to appoint the Series Trustee to serve as the Trustee under the Indenture with respect to the New Notes;

WHEREAS, the Series Trustee is willing to accept such appointment with respect to the New Notes;

WHEREAS, the Company desires the Original Trustee to continue to serve as the Trustee under the Indenture for all other purposes under the Indenture other than with respect to the 2020 Series and the New Notes; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid and legally binding agreement of the Company, the Original Trustee and the Series Trustee, in accordance with its terms, and a valid and legally binding amendment of, and supplement to, the Indenture have been done.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE

APPOINTMENT OF SERIES TRUSTEE

Section 101.   Pursuant to Section 610 of the Indenture, the Company hereby appoints the Series Trustee as Trustee under the Indenture with respect to the New Notes and vests and confirms to the Series Trustee all rights, powers, trusts, privileges, duties, security interests and obligations of a Trustee under the Indenture with respect to the New Notes as of the date hereof.

Section 102.   The parties hereto agree that the Series Trustee’s execution and delivery of this Third Supplemental Indenture to the other parties hereto constitutes an Instrument accepting such appointment within the meaning of Section 611 of the Indenture.

Section 103.   For any purposes relating to the New Notes or the Series Trustee, references in the Indenture to “Corporate Trust Office” shall be deemed to refer to the corporate trust office of the Series Trustee, which is located at 10161 Centurion Parkway, Jacksonville, Florida 32256, Attention: Corporate Trust Administration, or any other office of the Series Trustee at which, any particular time, this Instrument shall be administered.

Section 104.   The parties hereto agree that this Third Supplemental Indenture does not constitute an assumption by the Series Trustee of any liability of the Original Trustee arising out of any breach by the Original Trustee in the performance of any of its duties as Trustee under the Indenture or by any representative of the Original Trustee.

Section 105.   The parties hereto agree that the Original Trustee shall not have any liability arising out of any breach by the Series Trustee in the performance or non-performance of any of its duties as Trustee under the Indenture with respect to the New Notes or by any representative of the Series Trustee, or otherwise directly and solely caused by any action or omission of the Series Trustee.

Section 106.   The Company agrees to indemnify the Series Trustee for, and to hold it harmless against, any loss, liability or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel) arising out of or in connection with the performance or non-performance of the Original Trustee of its duties under the Indenture, including the costs and expenses of defending itself against any claim or liability in connection therewith.  This indemnification shall survive the termination of this Third Supplemental Indenture.

Section 107.   The Company agrees to indemnify the Original Trustee for, and to hold it harmless against, any loss, liability or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel) arising out of or in connection with the performance or non-performance of the Series Trustee of its duties under the Indenture with respect to the New Notes, including the costs and expenses of defending itself against any claim or liability in connection therewith.  This indemnification shall survive the termination of this Third Supplemental Indenture (and the Indenture).

ARTICLE TWO

THE ORIGINAL TRUSTEE

Section 201.   The Original Trustee hereby represents and warrants to the Series Trustee that:

(a)                                 This Instrument has been duly authorized, executed and delivered on behalf of the Original Trustee and constitutes its legal, valid and binding obligation.

(b)                                 The Original Trustee has made, or will make, available to the Series Trustee, upon the Series Trustee’s reasonable request therefore, copies in its possession of documents not otherwise available from the Company and necessary for the administration of the New Notes.

Section 202.   The Original Trustee hereby acknowledges that it will not serve as the Trustee under the Indenture with respect to the New Notes; and the parties hereto expressly acknowledge and agree that the Original Trustee shall have no duties or obligations of any kind (under the Indenture or otherwise) with respect to the New Notes or the issuance thereof; and the Original Trustee shall have no responsibility or liability for the sufficiency or effectiveness of this Third Supplemental Indenture for any purpose.

Section 203.   The Original Trustee shall have no duties or obligations under or in respect of this Third Supplemental Indenture except for such duties as may be expressly set forth herein as duties on its part to be performed, and no implied duties or obligations of any kind shall be read into this Third Supplemental Indenture on the part of the Original Trustee.

ARTICLE THREE

THE COMPANY

Section 301.   The Company hereby represents and warrants to the Series Trustee and the Original Trustee that:

(a)                                 The Company is a corporation duly and validly organized and existing pursuant to the laws of the State of Delaware.

(b)                                 The Indenture was validly and lawfully executed and delivered by the Company, has not been amended or modified and is in full force and effect.

(c)                                  No event has occurred and is continuing to occur which is, or after notice or lapse of time would become, an Event of Default under the Indenture.

(d)                                 There is no action, suit or proceeding pending or, to the best of the Company’s knowledge, threatened against the Company before any court or any governmental authority arising out of any action or omission by the Company under the Indenture.

(e)                                  This Instrument has been duly authorized, executed and delivered on behalf of the Company and constitutes its legal, valid and binding obligation.

(f)                                   All conditions precedent relating to the appointment of the Series Trustee as a Trustee under the Indenture have been complied with by the Company.

Section 302.   The Company shall execute and deliver such further Instruments and shall do such other things as the Series Trustee may reasonably require so as to more fully and certainly vest and confirm in the Series Trustee all rights, powers, duties and obligations hereby assigned, transferred, delivered and confirmed to the Series Trustee.  Without limiting the generality of the foregoing, and for the avoidance of doubt, the Company hereby expressly agrees that all reports, Opinions of Counsel, Officer Certificates, compliance certificates and other documents required to be delivered from time to time pursuant to the terms of Sections 704, 802, 902 and 1006 of the Indenture shall be delivered and addressed to each of the Original Trustee (to the extent required under the Indenture) and the Series Trustee (for so long as the New Notes remain Outstanding).

ARTICLE FOUR

THE SERIES TRUSTEE

Section 401.   The Series Trustee hereby represents and warrants to the Original Trustee and the Company that:

(a)                                 The Series Trustee is qualified and eligible under the provisions of Section 609 of the Indenture to act as Trustee under the Indenture.

(b)                                 This Instrument has been duly authorized, executed and delivered on behalf of the Series Trustee and constitutes its legal, valid and binding obligation.

Section 402.   The Series Trustee hereby accepts its appointment as Trustee under the Indenture with respect to the New Notes and shall hereby be vested with all rights, powers, protections, privileges, benefits, immunities, indemnities, duties and obligations of the Trustee under the Indenture with respect to the New Notes and with respect to all property and monies held or to be held under the Indenture with respect to the New Notes.

ARTICLE FIVE

MISCELLANEOUS PROVISIONS

Section 501.   Except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Section 502.   This Instrument and the appointment and acceptance effected hereby shall be effective as of the date first above written.

Section 503.   The Original Trustee shall be entitled to compensation and reimbursement to the extent provided under Section 607, clauses (1) and (2), of the Indenture in connection with its ongoing trusteeship under the Indenture, but not with respect to the New Notes; and the Original Trustee shall continue to be entitled to indemnification as provided in Section 607, clause (3), of the Indenture.  The Series Trustee shall be entitled to compensation, reimbursement and indemnification as set forth in Section 607 of the Indenture with respect to the New Notes, which rights and obligations shall survive the execution hereof.

Section 504.   This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 505.   This Instrument may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same Instrument.

Section 506.   This Series Trustee makes no representations as to the validity or sufficiency of this Instrument.  The recitals and statements herein (other than those made expressly by the Series Trustee or the Original Trustee) are deemed to be those of the Company and not of the Series Trustee or the Original Trustee.

Section 507.   Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Third Supplemental Indenture to be made upon, given or furnished to, or filed with,

(a)                                             the Original Trustee by the Company or by the Series Trustee shall be sufficient for every purpose herein if made, given, furnished or filed in writing to or with the Original Trustee at US Bank Corporate Trust Services, 225 Asylum Street, 23rd Floor, Hartford, CT 06103, or

(b)                                             the Series Trustee by the Company or by the Original Trustee shall be sufficient for every purpose herein if made, given, furnished or filed in writing to or with the Series Trustee at The Bank of New York Mellon Trust Company, N.A., 10161 Centurion Parkway, Jacksonville, FL 32256, Attention: Corporate Trust Administration, or

(c)                                              the Company by the Original Trustee or by the Series Trustee shall be sufficient for every purpose herein if in writing and mailed, first-class postage prepaid, to the Company addressed to it at Carlisle Companies Incorporated, 11605 North Community House Road, Suite 600, Charlotte, NC 28277, Attention:  Treasurer or at any other address previously furnished in writing to the Original Trustee and Series Trustee by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, as of the day and year first written above.

CARLISLE COMPANIES INCORPORATED

		By:	/s/ Steven J. Ford
			Name:	Steven J. Ford
			Title:	Vice President, Chief Financial Officer and General Counsel

U.S. BANK NATIONAL ASSOCIATION, as
Original Trustee

By:	/s/ Zack Bruckner
Name: Zack Bruckner
Title: Trust Officer

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Series Trustee

By:	/s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos
Title: Vice President

Signature Page – Third Supplemental Indenture